Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of February 19, 2021 (the “Fifth Amendment Effective Date”), is entered into among RECRO PHARMA, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 17, 2017 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to provide for certain modifications of the terms as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement referred to herein, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.

a.    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of the Fifth Amendment Effective Date, by and among the Loan Parties, the Lenders and the Administrative Agent.

“Fifth Amendment Effective Date” means February 19, 2021.

“Fifth Amendment Equity Documents” means that certain Stock Issuance Agreement dated as of the Fifth Amendment Effective Date entered into by and among the Borrower and the Lenders.

“Fifth Amendment Equity Issuance” means the issuance of Qualified Capital Stock of the Borrower to the Lenders on the Fifth Amendment Effective Date pursuant to the Fifth Amendment Equity Documents, which shall be applied in satisfaction of (a) the mandatory prepayment set forth in Section 2.03(b)(v), (b) accrued and unpaid interest owed in connection therewith, (c) the exit fee required by Section 2.07 in connection therewith, and (d) an amendment fee, in an aggregate amount for clauses (a) – (d) equal to $9,360,285.

“Liquidity Decrease Notice” means, with respect to any Acquisition, a certificate, duly executed by a Responsible Financial Officer of the Borrower and delivered to the Administrative Agent on the date of such Acquisition, that (a) such Acquisition constitutes a Permitted Acquisition and (b) a Liquidity Decrease Period shall commence on the date of such Permitted Acquisition; provided, that, no more than three (3) Liquidity Decrease Notices shall be delivered during the term of this Agreement.

“Liquidity Decrease Period” has the meaning set forth in Section 8.16(a).

b.    The definitions of “Key Persons” and “Permitted Successor” in Section 1.01 of the Credit Agreement are deleted in their respective entireties.

c.    The definition of “Acquisition” is amended and restated in its entirety to read as follows:

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) assets of another person which constitute all or any significant portion of the assets of such Person, or of any division, line of business or other business unit of such Person, (b) non-exclusive or exclusive licenses of Intellectual Property of a Third Party to be used in connection with the development, manufacture, commercialization, and/or distribution of a Product, other than any such licenses entered into in the ordinary course of business of the Borrower and its Subsidiaries (it being understood and agreed that any such license which contemplates aggregate payments by the Borrower and its Subsidiaries in consideration for such license in excess of $5,000,000 to a Third Party Licensor shall be deemed to be outside of the ordinary course of business of the Borrower and its Subsidiaries) or (c) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

d.    The definition of “Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended or otherwise modified from time to time (including as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment).

e.    Clause (b)(x) of the definition of “Consolidated CDMO EBITDA” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(x) solely to the extent not already included in Consolidated CDMO Net Income and without duplication in any other period, the principal amount of the PPP Loan with respect to which (A) the Borrower has applied for forgiveness in such period in accordance with the terms of the PPP Loan and applicable Law in effect at the time of such application and (B) the Borrower reasonably believes it will be permanently and irrevocably forgiven in accordance with the terms of the PPP Loan and applicable Law in effect at the time of such application; provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(x) for all periods shall not exceed $3,316,000; provided, further, that, the Borrower will promptly provide notice to the Administrative Agent upon obtaining knowledge that the applicable Law with respect to the PPP Loan and the forgiveness application changes in a way that results in the Borrower reasonably believing that the PPP Loan will not be permanently and irrevocably forgiven in accordance with the terms of the PPP Loan and applicable Law, and minus

f.    The definition of “Interest Rate” in Section 1.01 of the Credit Agreement is amended by replacing the reference to “nine and three-quarters percent (9.75%)” in such definition with a reference to “eight and one-quarter percent (8.25%)”.

g.    The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, each Note, the Fee Letter, the First Amendment Fee Letter, the Fourth Amendment Fee Letter, the Disclosure Letter, the Second Amendment Disclosure Letter, the Third Amendment Disclosure Letter, each Joinder Agreement, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document”, excluding, for the avoidance of doubt, the Warrants.

h.    Clause (h) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

(h) the aggregate consideration (including any Earn Out Obligations) paid (or payable, as the case may be) in cash by the Borrower and its Subsidiaries shall not exceed an aggregate amount of $40,000,000 for all such Acquisitions during the term of this Agreement.

i.    The table in Section 2.05 of the Credit Agreement is amended and restated in its entirety to read as follows:

Payment Dates	Principal Amortization Payment
Fifth Amendment Effective Date	$10,000,000
Maturity Date	Outstanding Principal Balance of Loans

j.    Section 2.03(b)(iv) of the Credit Agreement is amended by adding “(other than Section 2.03(b)(v))” immediately after each reference to “Section 2.03(b)” appearing therein.

k.    Section 2.03(b) of the Credit Agreement is hereby amended by adding a new clause (v) thereof to read as follows:

(v)    Fifth Amendment Equity Issuance. On the Fifth Amendment Effective Date, the Borrower shall prepay the Loans in an aggregate amount equal to $6,000,000, which shall be payable in the form of the Fifth Amendment Equity Issuance. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the prepayment described in this clause (v) shall be applied ratably to the Term A Loans, the Term B-1 Loans and the Term B-2 Loans. For the avoidance of doubt, no prepayment premium shall be required to be paid in connection with the Fifth Amendment Equity Issuance.

l.    Section 2.03(d) of the Credit Agreement is hereby amended by adding “(other than Section 2.03(b)(v))” immediately after each reference to “Section 2.03” appearing therein.

m.    Section 2.06 of the Credit Agreement is hereby amended by adding a new clause (d) thereof to read as follows:

(d)    Fifth Amendment Equity Issuance. Notwithstanding anything to the contrary contained herein, the accrued and unpaid interest on the outstanding principal balance of the Loans that were prepaid on the Fifth Amendment Effective Date pursuant to Section 2.03(b)(v) shall be deemed to have been paid upon the issuance of the Fifth Amendment Equity Issuance.

n.    Section 2.07(b) of the Credit Agreement is hereby amended by adding the following text at the end thereof:

Notwithstanding anything to the contrary contained herein, the exit fee required to be paid in connection with the prepayment of the Loans on the Fifth Amendment Effective Date pursuant to Section 2.03(b)(v) shall be deemed to have been paid upon the issuance of the Fifth Amendment Equity Issuance.

o.    Section 2.10(a) of the Credit Agreement is amended by deleting the word “The” appearing at the beginning of the third sentence thereof and replacing it with “Except as otherwise provided herein in connection with the Fifth Amendment Equity Issuance, the”.

p.    Section 8.16(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    Liquidity. Permit Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement on a consolidated basis to be less than: (i) during the period commencing on the Closing Date and continuing through and including the fiscal month ended September 30, 2020, $12,000,000 as of the end of any fiscal month of the Borrower, (ii) during the period commencing on October 1, 2020 and continuing through and including the fiscal month ended January 31, 2021, $10,000,000 as of the end of any fiscal month of the Borrower, and (iii) at all times thereafter, $9,000,000 as of the end of any fiscal month of the Borrower; provided, that, notwithstanding the foregoing, upon the delivery by the Borrower to the Administrative Agent of a Liquidity Decrease Notice, from the date of such Permitted Acquisition and continuing for the next two full fiscal months of the Borrower ending thereafter (such period of decrease, the “Liquidity Decrease Period”), the Borrower shall not permit Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement on a consolidated basis to be less than $6,000,000. For the avoidance of doubt, with respect to any calculation of the financial covenant set forth in this Section 8.16(a) made pursuant to clause (f) of the definition of Permitted Acquisition while a Liquidity Decrease Period is in effect, demonstration of compliance with such financial covenant on a Pro Forma Basis shall reflect the reduced liquidity requirement applicable during such Liquidity Decrease Period.

q.    Effective as of December 31, 2020, Section 8.16(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than: (i) with respect to any fiscal quarter of the Borrower ending prior to September 30, 2020, 5.00:1.00, (ii) with respect to the fiscal quarter of the Borrower ending September 30, 2020, 5.60:1.00, and (iii) with respect to any fiscal quarter of the Borrower ending thereafter, 6.00:1.00.

r.    Section 9.01(q) to the Credit Agreement is amended and restated in its entirety to read as follows:

(q)    [Reserved].

s.    Exhibit E to the Credit Agreement is amended and restated in its entirety to read as provided on Annex 1 hereto.

2.    Conditions Precedent to Effectiveness. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent;

(b)    receipt by the Administrative Agent of satisfactory evidence that (i) the repayment of the Loans to be made on the Fifth Amendment Effective Date pursuant to Section 2.05 of the Credit Agreement shall have been made, together with all accrued and unpaid interest thereon, and (ii) the exit fee required by Section 2.07 of the Credit Agreement in connection with such repayment to be made on the Fifth Amendment Effective Date pursuant to Section 2.05 of the Credit Agreement shall have been paid to the Lenders, for their respective ratable accounts;

(c)    receipt by the Administrative Agent of satisfactory evidence that the Fifth Amendment Equity Issuance shall have been consummated in all respects in accordance with the terms of the Fifth Amendment Equity Documents;

(d)    receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Fifth Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and

(e)    receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.    Reaffirmation. Each Loan Party hereby acknowledges and agrees that, as of the Fifth Amendment Effective Date, after giving effect to this Agreement and the transactions contemplated hereby, the aggregate principal amount of Loans outstanding under the Credit Agreement is $100,000,000. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans. Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the Obligations of the Loan Parties thereunder.

4.    Release. As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a)    The Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents, in each case arising on or prior to the Fifth Amendment Effective Date, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Lender Group as determined by a court of competent jurisdiction in a final and nonappealable judgment; provided, however, that, the Loan Parties do not release, discharge or acquit the Lender Group from their respective obligations specifically set forth in this Agreement.

(b)    Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i)    it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)    no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein or in the Credit Agreement or other Investment Documents. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)    each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)    the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)    Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

5.    Miscellaneous.

(a)    The Credit Agreement and the Obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement. This Agreement is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Investment Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Credit Agreement or the other Investment Documents.

(c)    The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

(i)    each Loan Party has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)    this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)    no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws.

(iv)    (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)    Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	RECRO PHARMA, INC.,
a Pennsylvania corporation

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

GUARANTORS:	RECRO GAINESVILLE LLC,
a Massachusetts limited liability company

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Treasurer

RECRO GAINESVILLE DEVELOPMENT LLC,
a Delaware limited liability company

By: /s/ Ryan Lake
Name: Ryan D. Lake
Title: Treasurer and Secretary

RECRO PHARMA, INC.

FIFTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates III LP,
its General Partner

		By:	Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

			By:	/s/ Rashida Adams
			Name:	Rashida Adams
			Title:	Authorized Signatory

RECRO PHARMA, INC.

FIFTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates III LP,
its General Partner

		By:	Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By: /s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

	By:	Athyrium Opportunities Associates II LP,
its General Partner

		By:	Athyrium GP Holdings LLC, the General Partner of Athyrium Opportunities Associates II LP

By: /s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

RECRO PHARMA, INC.

FIFTH AMENDMENT TO CREDIT AGREEMENT

Annex 1

Exhibit E to Credit Agreement

(See attached)

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20___ (the “Financial Statement Date”)

To: Athyrium Opportunities III Acquisition LP, as Administrative Agent

Re:

Credit Agreement dated as of November 17, 2017 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Recro Pharma, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Athyrium Opportunities III Acquisition LP, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date:	__________, 20___

Ladies and Gentlemen:

The undersigned Responsible Financial Officer hereby certifies as of the date hereof that [he][she] is the _______________1 of the Borrower, and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. Attached hereto as Schedule 1 are the year-end consolidated audited and consolidating financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the Financial Statement Date, together with the report and opinion of an independent certified public accountant with respect to the consolidated financial statements, as required by such Section. Such consolidating statements are fairly stated in all material respects when considered in relation to such consolidated financial statements.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the Financial Statement Date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations, and

[1]	Must be signed by chief executive officer, chief financial officer, chief accounting officer, treasurer or controller.

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The analysis of the financial covenants set forth in Section 8.16 of the Credit Agreement and calculation of Consolidated Leverage Ratio, in each case, for the four fiscal quarter period ending as of the Financial Statement Date, set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5. Set forth below is information regarding the amount of all Dispositions and Involuntary Dispositions, in each case, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Dispositions and Involuntary Dispositions in the applicable fiscal year, exceed $1,000,000, all Debt Issuances, all Extraordinary Receipts, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Extraordinary Receipts in the applicable fiscal year, exceed $1,000,000, and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1: [__].

6. Attached hereto as Schedule 3 is (i) a list of (A) all applications with the United States Copyright Office or the United States Patent and Trademark Office by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters patent by the United States Copyright Office or the United States Patent and Trademark Office on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], and (C) any license of Material Intellectual Property entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (ii) with respect to any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements, such information with respect to such insurance coverage as is required to be included on Schedule 6.10 to the Credit Agreement.

7. Attached hereto as Schedule 4 is a written summary of material changes in GAAP and in the consistent application thereof, in each case made during the accounting period covered by the attached financial statements.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

RECRO PHARMA, INC.,
a Pennsylvania corporation

By:

Name:
Title:

Schedule 1

Schedule 2

1. Consolidated Leverage Ratio:	$	____________
A. Consolidated Funded Indebtedness as of the Financial Statement Date[2]:

i.   all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

	$	____________
ii. all purchase money Indebtedness:	$	____________

iii.   the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower or any of its Subsidiaries (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business):

	$	____________
iv. all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$	____________

v.  all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and any Earn Out Obligations unless such Earn Out Obligations have not been paid after becoming due and payable):

	$	____________
vi. the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases:	$	____________

vii.  all obligations of the Borrower and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

	$	____________

viii.  all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed:

	$	____________
ix. all Guarantees with respect to Funded Indebtedness of the types specified in lines (i) through (viii) above of another Person:	$	____________

[2]

For the avoidance of doubt, the outstanding principal amount of the PPP Loan shall not constitute “Funded Indebtedness” prior to January 1, 2022, after which such amount shall constitute “Funded Indebtedness” to the extent that it is not permanently and irrevocably forgiven prior to such date.

x.  all Funded Indebtedness of the types referred to in lines (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venture, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person:

	$	____________
xi. Consolidated Funded Indebtedness as of the Financial Statement Date: [1.A.i+ 1.A.ii +1.a.iii + 1.A.iv + 1.A.v + 1.A.vi + 1.A.vii + 1.A.viii + 1.A.ix + 1.A.x]	$	____________
B. Unrestricted Cash of the Borrower and its Subsidiaries held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement as of such date	$	____________
C. Consolidated CDMO EBITDA for the period of the four fiscal quarters most recently ended on the Financial Statement Date:
i. Consolidated CDMO Net Income for such period:	$	____________

ii.  gross interest expense for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets (to the extent deducted in calculating Consolidated CDMO Net Income):

	$	____________
iii. the provision for current and deferred federal, state, local and foreign income taxes paid or accrued for such period (to the extent deducted in calculating Consolidated CDMO Net Income):	$	____________
iv. depreciation and amortization expense for such period:	$	____________

v.  unusual, infrequent or non-recurring losses, charges or expenses for such period (including without limitation any such losses, charges or expenses for such period resulting from the impact of the adoption by the CDMO Loan Parties of ASU 2014-09 for revenue recognition and similar timing impacts for the adoption of new accounting standards) (to the extent deducted in calculating Consolidated CDMO Net Income):[3]

	$	____________

[3]

The aggregate amount added back to Consolidated CDMO EBITDA pursuant to Line C.v. for such period shall not exceed ten percent (10%) of Consolidated CDMO EBITDA (calculated prior to giving effect to the add backs permitted pursuant to this Line C.v. for such period).

vi.   non-cash charges (including, without limitation, stock-based compensation expense, contingent consideration expense and warrant mark-to-market adjustment expense (but excluding non-cash charges related to receivables)) for such period which do not represent a cash item in such period or any future period (to the extent deducted in calculating Consolidated CDMO Net Income):

	$	____________

vii.  any losses in such period resulting from any Disposition outside of the ordinary course of business, including any net loss from discontinued operations (and including, without limitation, any discontinued operations to the extent discontinued in connection with the Reorganization) (to the extent deducted in calculating Consolidated CDMO Net Income):

	$	____________
viii. all losses in such period with respect to foreign exchange transactions (to the extent deducted in calculating Consolidated CDMO Net Income):	$	____________
ix. solely with respect to the fiscal quarter ending on December 31, 2019, costs and expenses to the extent related to the Reorganization[4]:		$0

x.  fees, costs and expenses of the CDMO Loan Parties incurred directly in connection with the Investment Documents (excluding, for the avoidance of doubt, any fees, costs and expenses incurred in connection with the Equity Interests of the Borrower (other than the Warrants) and any transactions with respect thereto); provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.x for any consecutive four fiscal quarter period of the Borrower shall not exceed $500,000[5]:

	$	____________

xi.   solely to the extent not already included in Consolidated CDMO Net Income and without duplication in any other period, the principal amount of the PPP Loan with respect to which (A) the Borrower has applied for forgiveness in such period in accordance with the terms of the PPP Loan and applicable Law in effect at the time of such application and (B) the Borrower reasonably believes it will be permanently and irrevocably forgiven in accordance with the terms of the PPP Loan and applicable Law in effect at the time of such application; provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line

	$	____________

[4]

The aggregate amount added back to Consolidated CDMO EBITDA pursuant to this Line 1.C.ix for such quarter shall not exceed $5,000,000 and shall be supported by evidence of such costs and expenses reasonably satisfactory to the Administrative Agent and certified as true and correct by a Responsible Financial Officer of the Borrower.

[5]

The Borrower shall deliver a certificate executed by a Responsible Financial Officer of the Borrower providing evidence reasonably satisfactory to the Administrative Agent that all amounts added back pursuant to this Line 1.C.x represent bona fide fees, costs and expenses of the CDMO Loan Parties that were actually incurred by the CDMO Loan Parties during such period.

I.C.xi. for all periods shall not exceed $3,316,000; provided, further, that, the Borrower will promptly provide notice to the Administrative Agent upon obtaining knowledge that the applicable Law with respect to the PPP Loan and the forgiveness application changes in a way that results in the Borrower reasonably believing that the PPP Loan will not be permanently and irrevocably forgiven in accordance with the terms of the PPP Loan and applicable Law:

xii. federal, state, local and foreign income tax credits for such period (to the extent included in calculating Consolidated CDMO Net Income):		$____________
xiii. all non-cash income or gains for such period (to the extent included in calculating Consolidated CDMO Net Income):		$____________

xiv.  all gains for such period in connection with any Disposition outside of the ordinary course of business, including any gains from discontinued operations (to the extent included in calculating Consolidated CDMO Net Income):

$____________
xv. all gains in such period with respect to foreign exchange transactions (to the extent included in calculating Consolidated CDMO Net Income):		$____________
xvi. Consolidated CDMO EBITDA for such period: [1.C.i+ 1.C.ii +1.C.iii + 1.C.iv + 1.C.v + 1.C.vi + 1.C.vii + 1.C.viii+ 1.C.ix + 1.C.x—1.C.xi—1.C.xii – 1.C.xiii – 1.C.xiv – 1.C.xv]	$	____________
D. Consolidated Leverage Ratio [(1.A.xi – B) / 1.C.xvi]:		________:1.00
E. maximum Consolidated Leverage Ratio permitted by Section 8.16(b) of the Credit Agreement for such period:		[5.00:1:00][6] [5.60:1.00][7]
Compliance?		[Yes	] [No]

[6]	With respect to any fiscal quarter of the Borrower ending prior to September 30, 2020 and any fiscal quarter of the Borrower ending after December 31, 2021.
[7]	With respect to any fiscal quarter of the Borrower ending during the period commencing on September 30, 2020 and continuing through and including December 31, 2021.

2. Liquidity:
A. Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent has received a Deposit Account Control Agreement:	$
B. amount required by Section 8.16(a) of the Credit Agreement:	[$ [$	12,000,000 10,000,000	][8] ][9]
Compliance?		[Yes [No	] ]

[8]	During the period commencing on the Closing Date and continuing through and including the fiscal month ended September 30, 2020 and at all times after March 31, 2021.
[9]	During the period commencing on October 1, 2020 and continuing through and including the fiscal month ended March 31, 2021.

Schedule 3

Schedule 4